Exhibit 99.1

PRESS RELEASE

FOR RELEASE: August 11, 2010

PetroAlgae Announces Filing of S-1 Registration Statement for Public Offering

MELBOURNE, FL — August 11, 2010— PetroAlgae Inc. (OTCBB: PALG) today announced that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission (SEC) relating to its proposed public offering of its common stock. The number of shares to be offered and the price range for the offering have not yet been determined.

Goldman, Sachs & Co., UBS Investment Bank, and Citi, are acting as joint book-running managers, and Baird, Cowen and Company and Piper Jaffray are acting as co-managers for the proposed offering.

The registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering of these securities will be made only by means of a prospectus, copies of which, when available, may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; UBS Investment Bank, Attn: Prospectus Department, 299 Park Avenue, New York, NY 10171 or by telephone toll free at 888-827-7275; Citi, Attn: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, Telephone: 800-831-9146, Email: batprospectusdept@citi.com

About PetroAlgae

PetroAlgae Inc. (OTCBB: PALG) is a renewable energy company that licenses and deploys the leading biomass production platform to address existing and growing unmet needs in the global energy and agriculture markets.

INVESTOR CONTACT: David P. Szostak

PetroAlgae Inc.

Phone: (321) 409-7407

Email: dszostak@petroalgae.com